As filed with the Securities and Exchange Commission on March 14, 2018

Registration No. 333-183253

Registration No. 333-183432

Registration No. 333-183433

Registration No. 333-183434

Registration No. 333-184903

Registration No. 333-184905

Registration No. 333-201010

Registration No. 333-202436

Registration No. 333-204879

Registration No. 333-209872

Registration No. 333-214681

Registration No. 333-222062

Registration No. 333-223384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183253

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183432

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183433

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183434

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-184903

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-184905

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201010

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202436

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204879

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209872

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-214681

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-222062

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223384

Under the Securities Act of 1933

LIBERTY INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	12300 Liberty Boulevard Englewood, Colorado 80112 (Address of Principal Executive Offices) (Zip Code)	84-1288730 (I.R.S. Employer Identification No.)

Liberty Media 401(k) Savings Plan

Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015)

Liberty Interactive Corporation 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended

Liberty Interactive Corporation 2016 Omnibus Incentive Plan as amended

(Full title of plans)

Richard N. Baer, Esq.

Craig Troyer, Esq.

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Renee L. Wilm, Esq.

Beverly B. Reyes, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

(212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PARTIAL DEREGISTRATION OF SHARES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Liberty Interactive Corporation, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

•                  Registration Statement on Form S-8 (File No. 333-183253), which was filed with the SEC on August 13, 2012, pertaining to the registration of 2,500,000 shares of the Registrant’s Series A Liberty Ventures common stock, par value $0.01 per share (“LVNTA”) issuable under the Liberty Media 401(k) Savings Plan;

•                  Registration Statement on Form S-8 (File No. 333-183432), which was filed with the SEC on August 20, 2012, pertaining to the registration of 882,150 shares of LVNTA and 21,867 shares of the Registrant’s Series B Liberty Ventures common stock, par value $0.01 per share (“LVNTB,” and together, the “Liberty Ventures Common Stock”), issuable under the Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-183433), which was filed with the SEC on August 20, 2012, pertaining to the registration of 12,050 shares of LVNTA issuable under the Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-183434), which was filed with the SEC on August 20, 2012, pertaining to the registration of 702,132 shares of LVNTA issuable under the Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-184903), which was filed with the SEC on November 13, 2012, pertaining to the registration of 2,000,000 shares of LVNTA issuable under the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-184905), which was filed with the SEC on November 13, 2012, pertaining to the registration of 40,000 shares of LVNTA issuable under the Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-201010), which was filed with the SEC on December 17, 2014, pertaining to the registration of 2,000,000 shares of LVNTB issuable under the Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended;

•                  Registration Statement on Form S-8 (File No. 333-202436), which was filed with the SEC on March 2, 2015, pertaining to the registration of 1,500,000 shares of LVNTA issuable under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015), as amended;

•                  Registration Statement on Form S-8 (File No. 333-204879), which was filed with the SEC on June 11, 2015, pertaining to the registration of 200,000 shares of LVNTB issuable under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015), as amended;

•                  Registration Statement on Form S-8 (File No. 333-209872), which was filed with the SEC on March 1, 2016, pertaining to the registration of 600,000 shares of LVNTB issuable under the Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015), as amended;

•                  Registration Statement on Form S-8 (File No. 333-214681), which was filed with the SEC on November 17, 2016, pertaining to the registration of 200,000 shares of LVNTA and 300,000 shares of LVNTB issuable under the Liberty Interactive Corporation 2016 Omnibus Incentive Plan as amended;

•                  Registration Statement on Form S-8 (File No. 333-222062), which was filed with the SEC on December 14, 2017, pertaining to the registration of 1,000,000 shares of LVNTA and 1,600,000 shares of LVNTB issuable under the Liberty Interactive Corporation 2016 Omnibus Incentive Plan as amended; and

•                  Registration Statement on Form S-8 (File No. 333-223384), which was filed with the SEC on March 2, 2018, pertaining to the registration of 50,000 shares of LVNTA issuable under the Liberty Interactive Corporation 2016 Omnibus Incentive Plan as amended.

On March 9, 2018, the Registrant, GCI Liberty, Inc. (formerly known as General Communication, Inc.), an Alaska corporation (“GCI Liberty”), and Liberty Interactive, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Registrant (“LI LLC”), consummated a series of transactions in which the Registrant contributed (the “Contribution”) to GCI Liberty certain assets and liabilities attributed to its Ventures Group in exchange for, together with certain other consideration, shares of GCI Liberty’s Class A common stock, no par value (“GLIBA”), and GCI Liberty’s Class B common stock, no par value (“GLIBB”), representing a controlling interest in GCI Liberty.  Following the Contribution, the Registrant redeemed (a) each outstanding share of LVNTA for one share of GLIBA, with no shares of LVNTA remaining outstanding, and (b) each outstanding share of LVNTB for one share of GLIBB, with no shares of LVNTB remaining outstanding, with the effect that GCI Liberty was split-off (the “Split-Off”) from the Registrant, and the Registrant ceased to have an equity interest in GCI Liberty.

The Registrant has terminated all offerings of its Liberty Ventures Common Stock pursuant to the Registration Statements. In accordance with undertakings made by Liberty Interactive in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, Liberty Interactive hereby removes from registration all shares of Liberty Ventures Common Stock registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

These Post-Effective Amendments do not affect the registration of any shares of the Registrant’s Series A QVC Group Common Stock, $0.01 par value, or Series B QVC Group Common Stock, $0.01 par value, registered pursuant to any of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 14th day of March, 2018.

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Craig Troyer
Name:	Craig Troyer
Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Committee for the Liberty Media 401(k) Savings Plan has duly caused these Post-Effective Amendments to the above referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 14th day of March, 2018.

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Neal Dermer
Name:	Neal Dermer

In reliance on Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.